UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2012

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2012, R. Steven Caldwell was terminated as the Chief Financial Officer of Willamette Valley Vineyards, Inc. (the “Company”).  Jim Bernau, Chief Executive Officer, will serve as interim Chief Financial Officer through the filing of the 2012 First Quarter 10Q.  The Company's management is changing it's focus to include operational duties in the position and is converting the CFO position to Controller who will also serve as the Company's chief accounting officer.

Mr. Bernau has been President and Chairperson of the Board of Directors of the Company since its inception in May 1988. Willamette Valley Vineyards was originally established as a sole proprietorship by Oregon winegrower Jim Bernau in 1983, and he co-founded the Company in 1988 with Salem grape grower, Donald Voorhies. From 1981 to September 1989, Mr. Bernau was Director of the Oregon Chapter of the National Federation of Independent Businesses (“NFIB”), an association of 15,000 independent businesses in Oregon. Mr. Bernau has served as the President of the Oregon Winegrowers Association and the Treasurer of the association’s Political Action Committee (PAC) and Chair of the Promotions Committee of the Oregon Wine Advisory Board, the State of Oregon’s agency dedicated to the development of the industry. In March 2005, Mr. Bernau received the industry’s Founder’s Award for his service.

(c)           On May 7, 2012, the Company appointed Jim Z. Voss as its Controller. Mr. Voss has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Voss has not had, and does not currently have, a direct or indirect material interest in any transaction with the Company. The terms of Mr. Voss's employment arrangement were not available at the time of filing of this Form 8-K. Prior to his appointment as the Company’s Controller, Mr. Voss served as Consulting Manager for Kuenzi & Company CPAs and Business Consultants, a position he held since January 2010. From October 2008 to 2010, Mr. Voss served as the Financial Controller for Golden Valley Farms, based in Silverton Oregon.  Prior to his tenure at Golden Valley Farms, Mr. Voss worked at Willamette Valley Vineyards as Senior Accountant.  Mr. Voss is currently in licensing status with the Oregon Board of Accountancy for his Certified Public Accountant license, and holds a Bachelor of Science Degree in Accounting from the University of Oregon and is currently enrolled at Willamette University Atikinson Graduate School of Management seeking a Masters in Business Administration.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: May 9, 2012	By:	/s/ JAMES W. BERNAU
James W. Bernau President